UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

395 Village Drive Poinciana Florida	34759
(Address of Principal Executive Offices)	(Zip Code)

(863) 427-7180
(Registrant’s Telephone Number, Including Area Code)

Avatar Holdings Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 13, 2012, Avatar Holdings Inc. (the "Company") announced the following changes to the Company's Board of Directors (the "Board").

Effective February 13, 2012, Milton H. Dresner resigned from his positions as a director, Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee of the Company.  Mr. Dresner had no disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective February 13, 2012, Kenneth T. Rosen resigned from his positions as a director, Chairman of the Compensation Committee, member of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Company.  Mr. Rosen had no disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Effective February 13, 2012, Beth A. Stewart resigned from her positions as a director, member of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Company.  Ms. Stewart had no disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Size of the Board of Directors

Effective February 13, 2012, the Board amended the Company's Amended and Restated By-laws (the "By-laws") to reflect a decrease in the size of the Board.  The Board amended and replaced the first sentence of Article III, Section 2 of the By-laws so that the size of the Board of the Company will be limited to the range of three to eleven members.  The prior range was eight to fifteen members.  Effective February 13, 2012, the Board consists of the following six members:  Joshua L. Nash, Chairman, Allen J. Anderson, Paul D. Barnett, Roger W. Einiger, Reuben S. Leibowitz, and Joel M. Simon.

Name Change of the Company

On February 15, 2012, the Company changed its name to AV Homes, Inc.  The name change, which is effective February 15, 2012 under Delaware Law,  was accomplished by the merger of AV Homes, Inc., an existing wholly-owned subsidiary of Avatar Holdings Inc., into Avatar Holdings Inc., with Avatar Holdings Inc., the surviving company in the merger, changing its name to AV Homes, Inc.  The Company's stock will continue to trade on the Nasdaq Global Select market ("Nasdaq") under the ticker symbol "AVTR," through the close of market on February 15, 2012, and will begin trading under the ticker symbol "AVHI" when the Nasdaq market opens on February 16, 2012.

On February 15, 2012, the Certificate of Ownership and Merger, merging AV Homes, Inc. with and into Avatar Holdings Inc., was filed with the Secretary of State of the State of Delaware.  The Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effective February 15, 2012, the Board amended and restated the By-laws of the Company to replace all references to Avatar Holdings Inc. with AV Homes, Inc.  A copy of the Amended and Restated By-laws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging AV Homes, Inc., a Delaware corporation, with and into Avatar Holdings Inc., a Delaware Corporation.
3.2	Amended and Restated By-laws.
99.1	Press Release dated February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: February 15, 2012	By:	/s/ Allen J. Anderson
	Name:	Allen J. Anderson
	Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger Merging AV Homes, Inc., a Delaware corporation, with and into Avatar Homes Inc., a Delaware Corporation.
3.2	Amended and Restated By-laws.
99.1	Press Release dated February 15, 2012.